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                                                                   EXHIBIT 10.16

                       ANWORTH MORTGAGE ASSET CORPORATION

                           DEFERRED COMPENSATION PLAN

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                                TABLE OF CONTENTS

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                                                                                                           PAGE
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ARTICLE I      TITLE AND DEFINITIONS........................................................................ 1

      1.1      Definitions.................................................................................. 1

ARTICLE II     PARTICIPATION................................................................................ 4

ARTICLE III    DEFERRAL ELECTIONS........................................................................... 4

ARTICLE IV     ALLOCATION OF INVESTMENT RETURN.............................................................. 4

ARTICLE V      DISTRIBUTIONS................................................................................ 5

ARTICLE VI     ADMINISTRATION............................................................................... 5

      6.1      Committee.................................................................................... 5

      6.2      Committee Action............................................................................. 5

      6.3      Powers and Duties of the Committee........................................................... 5

      6.4      Construction and Interpretation.............................................................. 6

      6.5      Information.................................................................................. 6

      6.6      Compensation, Expenses and Indemnity......................................................... 6

      6.7      Disputes..................................................................................... 7

ARTICLE VII    MISCELLANEOUS................................................................................ 8

      7.1      Unsecured General Creditor................................................................... 8

      7.2      Restriction Against Assignment............................................................... 8

      7.3      Withholding.................................................................................. 8

      7.4      Amendment, Modification, Suspension or Termination........................................... 9

      7.5      Governing Law................................................................................ 9

      7.6      Receipt or Release........................................................................... 9

      7.7      Payments on Behalf of Persons Under Incapacity............................................... 9

      7.8      Limitation of Rights and Employment Relationship............................................. 9

      7.9      Headings..................................................................................... 9
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                                       (i)

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                       ANWORTH MORTGAGE ASSET CORPORATION

                           DEFERRED COMPENSATION PLAN

     WHEREAS, Anworth Mortgage Asset Corporation ("Company"), a Maryland corporation, desires to adopt the Anworth Mortgage Asset Corporation Deferred Compensation Plan ("Plan") to provide supplemental retirement income benefits for a select group of management and highly compensated employees of the Company through deferrals of compensation effective as of January 15, 2003;

     WHEREAS, the Company intends that the Plan qualify as an unfunded deferred compensation plan for the benefit of management and highly compensated employees in accordance with Title 29, section 2520.104.23 of the Code of Federal Regulations.

     NOW, THEREFORE, effective as of January 15, 2003 the Company hereby adopts this Plan as to read as follows:

                                    ARTICLE I

                              TITLE AND DEFINITIONS

     1.1    Definitions.

            Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

            (a) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. No designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living

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parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

            (b) "Board of Directors" or "Board" shall mean the Board of Directors of Company.

            (c) "Change of Control" shall mean the occurrence of any of the following:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) during any period of two consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
     (i), (iii) or (iv) of this Paragraph (c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of

                                       -2-

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     the Company (or similar transaction) in which no person acquires more than
     50% of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (e) "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article VI.

            (f) "Company" shall mean Anworth Mortgage Asset Corporation, a Maryland corporation.

            (g) "Compensation" shall be mean the Participant's base salary, bonus and incentive compensation payments payable in cash (amounts payable in a form other than cash are excluded from the definition of "Compensation", including, but not limited to, amounts payable in stock, amounts attributable to the vesting of restricted stock and amounts attributable to the exercise of options to purchase stock).

            (h) "Deferral Account" or "Account" shall mean the bookkeeping account maintained by the Company for each Participant that is credited with amounts equal to (1) the portion of the Participant's Compensation that has been deferred, and (2) earnings and losses pursuant to Article IV. The Account shall constitute only a bookkeeping entry by the Company for purposes of facilitating the benefits to which the Participant is entitled hereunder and shall not constitute a trust fund or escrow account nor any form of asset segregation.

            (i) "Eligible Employee" shall mean such management and highly compensated employees of Company, who are designated by the Board for participation in this Plan.

            (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (k) "Participant" shall mean any Eligible Employee who becomes a Participant in accordance with Article II.

            (l) "Plan" shall mean the Anworth Mortgage Asset Corporation Deferred Compensation Plan.

            (m) "Plan Year" shall be the twelve (12) month period beginning each January 1 and ending December 31; provided, however, the first Plan Year shall begin on January 15, 2003 and end on December 31, 2003.

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                                   ARTICLE II

                                  PARTICIPATION

     An Eligible Employee shall become a Participant in the Plan by electing to defer a portion of his or her Compensation in accordance with Article III. An Eligible Employee who completes the requirement of the preceding sentence shall commence participation in this Plan as of the first day of the month following completion of such requirement; provided, however, with respect to the first Plan Year, an Eligible Employee who completes such requirement on or before thirty (30) days following January 15, 2003 shall commence participation in the Plan upon completion of such requirement.

                                   ARTICLE III

                               DEFERRAL ELECTIONS

     An Eligible Employee may elect to defer a portion of his Compensation by filing with the Chief Financial Officer of the Company on behalf of the Committee an election, on a form provided by the Committee, no later than the last day of the calendar year which precedes the Plan Year for which the election is to be effective; provided, however, with respect to the first Plan Year, an Eligible Employee may file such an election with the Committee on or before thirty (30) days following January 15, 2003 and such election shall be effective as of the date such election is filed with the Committee. The Participant may only elect to defer Compensation in excess of the limitation on deductible compensation imposed by Section 162(m) of the Code.

     A Participant may increase, decrease or terminate a deferral election with respect to Compensation for any subsequent Plan Year by filing a new election before December 31, which election shall be effective on the first day of the next following Plan Year.

                                   ARTICLE IV

                         ALLOCATION OF INVESTMENT RETURN

     As of the last day of each month, the Committee shall credit the Participant's Account with an amount equal to the Compensation, if any, deferred by the Participant for such month in accordance with the Participant's election under Article III. As of the last day of the Plan Year, the Participant's Account shall be credited with earnings for the Plan Year calculated by multiplying the Participant's Account as of the first day of the Plan Year by a fraction the numerator of which is the sum of all dividends on Company stock where the dividend record date occurred during the Plan Year divided by the average closing price for Company stock on the last day of each calendar quarter during such Plan Year on which the stock market is open. In addition, contributions added to a Participant's Account during the Plan Year shall be credited with earnings as calculated under this paragraph on a pro rata basis for the length of time during the Plan Year that the contributions have been credited to a Participant's Account.

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                                    ARTICLE V

                                  DISTRIBUTIONS

     A Participant's Account shall be distributed to the Participant (i) no later than thirty (30) days after Participant's termination of employment with the Company, or (ii) immediately upon the occurrence of a Change of Control of the Company. In addition, the Company reserves the right to pay amounts to a Participant, in the Company's sole and absolute discretion, where (i) the Participant's Compensation (other than "qualified performance-based compensation" within the meaning of Treasury Regulation Section 1.162-27(e)) in any Plan Year is below the limitation imposed by Section 162(m) of the Code, or
(ii) the Participant is not subject to Section 162(m) of the Code, provided Company shall make no such distribution unless the amount credited to the Participant's Account has been in the Account for a period of not less than two years from the close of the Plan Year in which the funds were deferred.

                                   ARTICLE VI

                                 ADMINISTRATION

     6.1    Committee.

            A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

     6.2    Committee Action.

            The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

     6.3    Powers and Duties of the Committee.

            (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                  (1) To construe and interpret the terms and provisions of this Plan;

                                       -5-

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                  (2)   To compute and certify to the amount and kind of
benefits payable to Participants and their Beneficiaries;

                  (3) To maintain all records that may be necessary for the administration of the Plan;

                  (4) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                  (5) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

                  (6) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

                  (7) To take all actions necessary for the administration of the Plan.

     6.4    Construction and Interpretation.

            The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

     6.5    Information.

            To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

     6.6    Compensation, Expenses and Indemnity.

            (a) The members of the Committee shall serve without compensation for their services hereunder.

            (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

            (c) To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims

                                       -6-

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arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

     6.7    Disputes.

            (a)   Claim.

            A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.

            (b)   Claim Decision.

            Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for special circumstances.

            If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial;
(B) the specific reference to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

            (c)   Request For Review.

            Within sixty (60) days after the receipt by the Claimant of the written opinion described in subsection (b) above, the Claimant may request in writing that the Committee review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

            (d)   Review of Decision.

            Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this

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Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1    Unsecured General Creditor.

            Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     7.2    Restriction Against Assignment.

            The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

     7.3    Withholding.

            There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

                                       -8-

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     7.4    Amendment, Modification, Suspension or Termination.

            The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

     7.5    Governing Law.

            This Plan shall be construed, governed and administered in accordance with the laws of the State of Maryland.

     7.6    Receipt or Release.

            Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

     7.7    Payments on Behalf of Persons Under Incapacity.

            In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

     7.8    Limitation of Rights and Employment Relationship

            Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company except as provided in the Plan; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan.

     7.9    Headings.

            Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

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

     IN WITNESS WHEREOF, the Company has caused this plan to be adopted effective as of January 15, 2003.

                                   ANWORTH MORTGAGE ASSET CORPORATION

                                   By:  /s/ Thad M. Brown
                                      -----------------------------------------
                                      Name:   Thad M. Brown
                                           ------------------------------------
                                      Title:  Chief Financial Officer
                                            -----------------------------------

                                      -10-